ASTROTECH ANNOUNCES RESULTS FROM FISCAL YEAR 2018 ANNUAL MEETING OF SHAREHOLDERS

Austin, Texas – December 10, 2018 – Astrotech Corporation (NASDAQ: ASTC) (the “Company”) announced the results of its fiscal year 2018 Annual Meeting of Shareholders held on December 7, 2018.

Shareholders voted in favor of all proposals, which are as follows: (1) to elect five directors to the Company’s Board of Directors; (2) to ratify the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2019; (3) to approve amendments to the Astrotech Corporation 2011 Stock Incentive Plan authorizing an additional 537,197 shares and extending the plan an additional 5 years; (4) to approve the conversion of Preferred Stock to Common Stock; and (5) to approve a resolution regarding executive compensation.

The proxy materials received by shareholders and available on the Security and Exchange Commission’s website (www.sec.gov) contain important information regarding each proposal. If shareholders have any questions regarding any of the proposals, they may call the Company’s Corporate Controller, Brad Sullivan, at 512-485-9530.

About Astrotech

Astrotech (NASDAQ: ASTC) is a science and technology development and commercialization company that launches, manages, and builds scalable companies based on innovative technology in order to maximize shareholder value. 1st Detect develops, manufactures, and sells chemical analyzers for use in the security, defense, healthcare, and environmental markets. Astral Images sells film-to-digital image enhancement, defect removal, color correction, and post processing software, providing economically feasible conversion of film to the new 4K ultra-high definition (UHD), high-dynamic range (HDR) format. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, whether we can successfully develop our proprietary technologies and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

IR Contact: Nicole Conser, Director of Marketing, Astrotech Corporation, (512) 485-9530